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                                                                       EXHIBIT 5

                          [Sidley & Austin Letterhead]


                               February 25, 1997



Firearms Training System, Inc.
7340 McGinnis Ferry Road
Suwanee, GA 30174

          Re:  2,490,000 Shares of Class A Common Stock, $.000006
               par value, of Firearms Training Systems, Inc.
               --------------------------------------------------

Gentlemen:

          We refer to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 25, 1997 (the "Registration Statement") by Firearms Training Systems, Inc. (the "Company") under the Securities Act of 1933 (the "Act") relating to the registration of 2,490,000 shares of Class A Common Stock (the "Shares"), $.000006 par value, of the Company.

          We are familiar with the proceedings to date with respect to the proposed issuance of the Shares pursuant to the Company's Stock Option Plan (the "Plan") pursuant to the Registration Statement and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

          Based on the foregoing, we are of the opinion that:

          The Shares issued pursuant to the Plan will be validly issued, fully paid and nonassessable when (i) the Company's Board of Directors or a duly authorized committee of the Board shall have duly adopted final resolutions authorizing the award of options to purchase such Shares in accordance with the terms of the Plan, (ii) certificates representing the Shares shall have been duly executed, countersigned and registered in the books of the Company and duly delivered to the participants in the Plan in accordance with the terms of the Plan, and (iii) the Company shall have received the consideration therefor upon the exercise of the stock options.
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Firearms Training System, Inc.
February 25, 1997
Page 2

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                    Very truly yours,


                                    /s/ Sidley & Austin